ASSET PURCHASE AGREEMENT, dated as of February 10, 2010 (the "Agreement"), between **PINNACLE ENERGY CORP.**, a Nevada corporation ("PEC"), and **FUTURES INVESTMENT CORP.**, a Nevada corporation ("FIC").

WHEREAS, PEC owns the oil and gas leasehold interests identified on Schedule A hereto (the "Purchased Assets"); and

WHEREAS, FIC desires to purchase the Purchased Assets from PEC, and PEC desires to sell the Purchased Assets to FIC, upon the terms and subject to the conditions hereinafter set forth;

NOW, THEREFORE, in consideration of the premises and mutual representations, warranties and covenants herein contained, the parties hereby agree as follows:

ARTICLE I
PURCHASE AND SALE

Section 1.01 Purchase and Sale. Upon the terms and subject to the conditions of this Agreement, FIC agrees to purchase from PEC and PEC agree to sell, transfer, assign and deliver, or cause to be sold, transferred, assigned and delivered, all of PEC's rights in the Purchased Assets to FIC at Closing (as defined below), free and clear of all mortgages, liens, pledges, charges, security interests or encumbrances of any kind ("Liens"). The purchase price for the Purchased Assets (the "Purchase Price") is the surrender for cancellation by FIC of the certain Promissory Note due September 1, 2013 issued by PEC having a principal amount of $1,000,000 (the "Note").

Effective as of the Closing, FIC for itself and its assigns and successors, fully and forever releases and discharges PEC and each of its current, former and future parents, subsidiaries, related entities, officers, and directors with respect to any and all claims, liabilities and causes of action, of every nature, kind and description, in law, equity or otherwise, relating to the Note or to the Purchase and Sale Agreement, dated August 11, 2008, between FIC and PEC.

Section 1.02 Assumption of Liabilities. Upon the terms and subject to the conditions of this Agreement, FIC agrees, effective at the time of the Closing to assume the liabilities identified on Schedule B hereto (the "Assumed Liabilities").

Section 1.03 Assignment of Contracts and Rights. Anything in this Agreement to the contrary notwithstanding, this Agreement shall not constitute an agreement to assign any Purchased Asset or any claim or right or any benefit arising thereunder or resulting therefrom if an attempted assignment thereof, without the consent of a third party thereto, would constitute a breach or other contravention thereof to in any way adversely affect the rights of FIC or PEC thereunder. Each of PEC and FIC will use their best efforts (but without any payment of money by PEC or FIC) to obtain the consent of the other parties to any such Purchased Asset or any claim or right or any benefit arising thereunder for the assignment thereof to FIC as FIC may request. If such consent is not obtained, or if an attempted assignment thereof would be ineffective or would adversely affect the rights of PEC thereunder so that FIC would not in fact receive all such rights, each of PEC and FIC will cooperate in a mutually agreeable arrangement under which FIC would

obtain the benefits and assume the obligations thereunder in accordance with this Agreement, including subcontracting, sublicensing, or subleasing to FIC, or under which PEC would enforce for the benefit of FIC, with FIC assuming PEC's obligations, any and all rights of each Seller against a third party thereto. PEC will promptly pay to FIC when received all monies received by PEC under any Purchased Asset or any claim or right or any benefit arising thereunder.

Section 1.04 Closing. The closing (the "Closing") of the purchase and sale of the Purchased Assets and the assumption of the Assumed Liabilities hereunder shall take place at the offices of PEC in San Juan Capistrano, California on February 10, 2010, subject to the satisfaction of the conditions set forth in Article V, or at such other time or place as PEC and FIC may agree. At the Closing,

(a) PEC and FIC shall enter into an Assignment and Assumption Agreement substantially in the form attached hereto as Exhibit A; and

(b) PEC shall deliver to FIC such deeds, bills of sale, assignment, certificates or title, documents and other instruments of transfer and conveyance as may reasonably be requested by FIC, each in form and substance satisfactory to FIC and its legal counsel and executed by PEC.

(c) FIC shall deliver the Note to PEC for cancellation, free and clear of all Liens.

ARTICLE II
REPRESENTATIONS AND WARRANTIES OF PEC

PEC hereby represents and warrants to FIC that:

Section 2.01 Organization. PEC is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

Section 2.03 Title to Purchased Assets. Upon consummation of the transaction contemplated hereby, FIC will have acquired good and marketable title in and to, or a valid leasehold interest in, PEC's rights in each of the Purchased Assets, free and clear of all Liens. FIC acknowledges and agrees that PEC makes no other representation or warranty of any kind, express or implied, in respect of the Purchased Assets.

Section 2.04 Corporate Authorization. The execution, delivery and performance by PEC of this Agreement and the consummation by PEC of the transactions contemplated hereby are within PEC's corporate powers and have been duly authorized by all necessary corporate action of PEC. This Agreement has been duly and validly executed and delivered by PEC and constitutes a valid and binding agreement of PEC, enforceable against PEC in accordance with its terms.

Section 2.05 Governmental Authorization; Consents.

(a) The execution, delivery and performance by PEC of this Agreement require no action by or in respect of, or filing with, any governmental body, agency, official or authority (a "Governmental Entity").

(b) No consent, approval, waiver or other action by an person or entity (other than any Governmental Entity referred to in (a) above) under any contract, agreement, indenture, lease, instrument, or other document to which either PEC is a party or by which it is bound is required or necessary for the execution, delivery and performance of this Agreement by PEC or the consummation of the transactions contemplated hereby, other than the consent of the holders of PEC's secured noteholders.

Section 2.06 Non-Contravention. The execution, delivery and performance by PEC of this Agreement do not and will not (i) contravene or conflict with the certificate of incorporation or bylaws of PEC, (ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to PEC; (iii) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of PEC or to a loss of any benefit to which PEC is entitled under any provision of any agreement, contract, or other instrument binding upon PEC or any license, franchise, permit or other similar authorization held by PEC or (iv) result in the creation or imposition of any Lien on any asset of PEC.

ARTICLE III
REPRESENTATIONS AND WARRANTIES OF FIC

FIC hereby represents and warrants to PEC that:

Section 3.01 Organization. FIC is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite power and authority to own, lease and operate its properties and to carry on its business as now being conducted.

Section 3.02 Corporate Authorization. The execution, delivery and performance by FIC of this Agreement and the consummation by FIC of the transactions contemplated hereby are within FIC's corporate powers and have been duly authorized by all necessary corporate action of FIC. This Agreement has been duly and validly executed and delivered by FIC and constitutes a valid and binding agreement of FIC, enforceable against FIC in accordance with its terms.

Section 3.03 Title to Note. Upon consummation of the transaction contemplated hereby, FIC will have acquired good and marketable title in and to the Note, free and clear of all Liens.

Section 3.04 Governmental Authorization; Consents.

(a) The execution, delivery and performance by FIC of this Agreement require no action by or in respect of, or filing with, any Governmental Entity.

(b) No consent, approval, waiver or other action by an person or entity (other than any Governmental Entity referred to in (a) above) under any contract, agreement, indenture, lease, instrument, or other document to which FIC is a party or by which either of them is bound is required or necessary for the execution, delivery and performance of this Agreement by FIC or the consummation of the transactions contemplated hereby.

Section 3.05 **Non-Contravention**. The execution, delivery and performance by FIC of this Agreement do not and will not (i) contravene or conflict with the certificate of incorporation or bylaws of FIC, (ii) contravene or conflict with or constitute a violation of any provision of any law, regulation, judgment, injunction, order or decree binding upon or applicable to FIC; (iii) constitute a default under or give rise to any right of termination, cancellation or acceleration of any right or obligation of FIC or to a loss of any benefit to which FIC is entitled under any provision of any agreement, contract, or other instrument binding upon FIC or any license, franchise, permit or other similar authorization held by FIC or (iv) result in the creation or imposition of any Lien on any asset of FIC.

ARTICLE IV
COVENANTS

Section 4.01 **Covenants of the Parties**. Each party hereto agrees that:

(a) **Best Efforts**. Subject to the terms and conditions of this Agreement, each of the parties hereto agrees (i) to use its best efforts to take, or cause to be taken, all actions, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement, and (ii) to execute and deliver such other documents, certificates, agreements and other writings and to take such other actions as may be necessary or desirable in order to consummate or implement expeditiously the transactions contemplated by this Agreement.

(b) **Production, Costs, and Expenses**. The parties agree to account for proceeds of production, costs, and expenses relating to the Purchased Assets for the period from and after the Closing so that the benefit of production from and after the Closing and the obligation for all costs and expenses from and after the Closing with respect to the Purchased Assets shall inure to FIC. To effect the foregoing: (i) PEC shall pay to FIC all proceeds of production which are received by PEC and attributable to production collected from the Purchased Assets on or after the Closing, net of ad valorem, production, and excise taxes actually withheld and all other taxes withheld against production, and (ii) FIC shall reimburse PEC for all costs and expenses paid by PEC on or after the Closing which are attributable to the Purchased Assets for the period from and after the Closing. As used herein, costs and expenses (including capital expenditures) shall be limited to those billed by the operators under the operating agreements set forth in Schedule A and attributable to the Purchased Assets for the period from and after the Closing in accordance with the terms of such operating agreements.

(c) **Tax Matters**. To the extent not accounted for by the procedure set forth in Section 4.01(b), all ad valorem, property, production, severance, and similar taxes and assessments based upon or measured by the ownership of property or the production of hydrocarbons or the receipt of proceeds therefrom on the Purchased Assets shall be prorated between FIC and PEC as of the Closing as soon as practicable after the necessary tax bills and other information become available so that PEC shall be responsible for all such taxes for the period prior to the Closing, and FIC shall be responsible for all such taxes for the period beginning on the Closing. If such taxes are not specifically identified as to one period or another, they shall be prorated on the basis of a year of 365 days. The proration shall be adjusted from time to time to rectify any errors and to reflect any modifications that are hereafter discovered or determined. Any transfer, documentary, sales, use or other taxes assessed upon or with respect to the transfer of the Purchased Assets to FIC and any recording or filing fees with respect thereto shall be the responsibility of FIC.

ARTICLE V
CONDITIONS

Section 5.01 **Conditions to Each Party's Obligation**. The obligation of each party to consummate the Closing is subject to the satisfaction of the following conditions:

(a) All authorizations, consents, orders or approvals of, or declarations or filings with, or expirations or terminations of waiting periods imposed by, any Governmental Entity, and all required third party consents, shall have been filed, occurred or been obtained.

(b) No statute, rule, regulation, executive order, decree or injunction shall have been enacted, entered, promulgated or enforced by any court or governmental authority which prohibits the consummation of the Closing and shall be in effect.

Section 5.02 **Conditions to Obligation of FIC**. The obligation of FIC to consummate the Closing is subject to the satisfaction of the following further conditions:

(a) The representations and warranties of PEC set forth in this Agreement shall be true and correct as of the date of this Agreement, and shall also be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date

(b) PEC shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(d) FIC shall have received (i) resolutions duly adopted by the Board of Directors of the PEC approving the execution and delivery of this Agreement and all other necessary or proper corporate action to enable PEC to comply with the terms of this Agreement, and (ii) all other documents it may reasonably request relating to the existence of PEC and the

authority of PEC for this Agreement, all in form and substance reasonable satisfactory to FIC.

Section 5.03 Conditions to Obligations of PEC. The obligations of PEC to consummate the Closing are subject to the following further conditions:

(a) The representations and warranties of FIC set forth in this Agreement shall be true and correct as of the date of this Agreement, and shall also be true in all material respects on and as of the Closing Date with the same force and effect as though made on and as of the Closing Date.

(b) FIC shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date.

(d) PEC shall have received (i) resolutions duly adopted by the Board of Directors of FIC approving the execution and delivery of this Agreement and all other necessary or proper corporate action to enable FIC to comply with the terms of this Agreement, and (ii) all other documents it may reasonably request relating to the existence of FIC and the authority of FIC for this Agreement, all in form and substance reasonable satisfactory to PEC.

ARTICLE VI
TERMINATION AND AMENDMENT

Section 6.01 Termination. This Agreement may be terminated at any time prior to the Closing Date:

(a) by mutual consent of FIC and PEC; or

(b) by either FIC or PEC if the Closing shall not have been consummated before February 15, 2010 (unless the failure to consummate the Closing by such date shall be due to the action or failure to act of the party seeking to terminate this Agreement).

Section 6.02 Effect of Termination. In the event of the termination and abandonment of this Agreement pursuant to Section 6.01 hereof, this Agreement shall forthwith become void and have no effect, without any liability on the part of any party hereto or its affiliates, directors, officers or stockholders. Nothing contained in this Section 6.02 shall relieve any party from liability for any breach of this Agreement.

Section 6.03 Amendment. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties hereto.

Section 6.04 Extension; Waiver. At any time prior to the Closing, the parties hereto may, to the extent legally allowed, (i) extend the time for the performance of any of the obligations or other acts of the other parties hereto, (ii) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (iii) waive

compliance with any of the agreements or conditions contained herein. Any agreement on the part of a party hereto to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such party.

ARTICLE VII
SURVIVAL; INDEMNIFICATION

Section 7.01 Survival. The covenants, agreements, representations and warranties of the parties hereto contained in this Agreement or in any certificate or other writing delivered pursuant hereto or in connection herewith shall survive the Closing until the first anniversary of the Closing.

ARTICLE VIII
MISCELLANEOUS

Section 8.01 Entire Agreement; Assignment. This Agreement (a) constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof (other than any confidentiality agreement between the parties; any provisions of such agreements which are inconsistent with the transactions contemplated by this Agreement being waived hereby) and (b) shall not be assigned by operation of law or otherwise.

Section 8.02 Expenses. Whether or not the transactions contemplated in this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, will be paid by the party incurring such expense or as otherwise agreed to herein.

Section 8.03 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered by hand sent via a reputable nationwide courier service or mailed by registered or certified mail (return receipt requested) to a party at the address of such party set forth in the signature pages to this Agreement (or at such other address for a party as shall be specified by like notice) and shall be deemed given on the date on which so hand-delivered or on the third business day following the date on which so mailed or sent.

Section 8.04 Parties in Interest. This Agreement will inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

Section 8.05 Counterparts. This Agreement may be executed in two or more counterparts, each of which will be deemed an original and all together will constitute one document. The delivery by facsimile of an executed counterpart of this Agreement will be deemed to be an original and will have the full force and effect of an original executed copy.

Section 8.06 **Severability.** Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

Section 8.07 **Specific Performance.** The parties hereto acknowledge that damages alone may not adequately compensate a party for violation by another party of this Agreement. Accordingly, in addition to all other remedies that may be available hereunder or under applicable law, any party shall have the right to any equitable relief that may be appropriate to remedy a breach or threatened breach by any other party hereunder, including the right to enforce specifically the terms of this Agreement by obtaining injunctive relief in respect of any violation or non-performance hereof.

Section 8.08 **Governing Law; Jurisdiction.** This Agreement will be deemed to be made in and in all respects will be interpreted, construed and governed by and in accordance with the law of the State of California without regard to any applicable principles of conflicts of law. This Agreement shall not be interpreted or construed with any presumption against the party causing this Agreement to be drafted. The parties agree that venue for any dispute arising under this Agreement will lie exclusively in the state or federal courts located in Orange County, California, and the parties irrevocably waive any right to raise forum non conveniens or any other argument that Orange County, California is not the proper venue. The parties irrevocably consent to personal jurisdiction in the state and federal courts of the state of California. The parties consent to process being served in any such suit, action or proceeding by mailing a copy thereof to such party at the address in effect for notices to it under this Agreement and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing in this Section 8.08 shall affect or limit any right to serve process in any other manner permitted by law. The parties hereby agree that the prevailing party in any suit, action or proceeding arising out of or relating to this Agreement shall be entitled to reimbursement for reasonable legal fees from the non-prevailing party. The parties hereby waive all rights to a trial by jury.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in a manner legally binding upon them as of the date first above written.

PINNACLE ENERGY CORP.

By____________________________

Name: William Reed McKay
Title: Chief Executive Officer
Address: 30900 Rancho Viejo Road
San Juan Capistrano, CA 92675

FUTURES INVESTMENT CORP.

By____________________________

Name: Cory Dosdall
Title: President
Address: Suite 101, 429 14th ST NW
Calgary, AB
T3L 2Y3

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in a manner legally binding upon them as of the date first above written.

PINNACLE ENERGY CORP.

By____________________________
Name: William Reed McKay
Title: Chief Executive Officer
Address: 30900 Rancho Viejo Road
San Juan Capistrano, CA 92675

FUTURES INVESTMENT CORP.

By____________________________
Name: Cory Dosdall
Title:
Address:

Schedule A
PURCHASED ASSETS

(1) All of PEC's interests in the oil, gas, and leasehold interests described below:

Glencoe # 1-31 and 5-31, The SE/4 of NE/4 of section 31-T21N-R4E, containing 40 acres more or less, Pawnee, County Oklahoma

Recorded: December 29, 2005, Book 610 at Page 135 in the Office of the County Clerk, Pawnee County, Oklahoma

Twenty Five and a Half percent (25.5%) Working Interest/ Twenty and Four tenths percent (20.40%) Net Revenue Interest in the Glencoe #1-31 and # 5-31 well as described on the "Division Order Title Opinion" dated January 31, 2006, and which is located on the above described lands.

Glencoe # 2-31 The SE/4 of Section 31-T21N-R4E, Pawnee County, Oklahoma Glencoe # 3-31 The E/2 SE/4 of Section 31-T21N-R4E, Pawnee County, Oklahoma Glencoe # 1-32 The N/2 NW/4 of Section 32-T21N-R4E, Pawnee County, Oklahoma

Twenty percent (20.0%) Working Interest/ Sixteen percent (16.0%) Net Revenue Interest in the Glencoe #2-31, # 3-31 and # 1-32 well as described on the "Division Order Title Opinion" dated January 31, 2006, and which is located on the above described lands.

Glencoe # 4-31 The W/2 NW/4 & the NW/4 SW/4 of Section 31-T21N-R4E, Pawnee County, Oklahoma

Twenty percent (17.0%) Working Interest/ Thirteen and Six tenths percent (13.6%) Net Revenue Interest in the Glencoe #4-31 well as described on the "Division Order Title Opinion" dated January 31, 2006, and which is located on the above described lands.

Operating Agreement pertaining to Glencoe #1-31, 2-31, 3-31, 4-31, 5-31 and 1-32.

(2) All of PEC's rights under the operating agreements, unitization agreements, pooling agreements, declarations of pooling or unitization, farmout agreements, assignments, gas sale contracts, gas processing contracts, and other instruments and agreements described or referred to in Section (1) above.

(3) All right, title and interest of PEC in all equipment, pipelines, accounts, wells, tanks, pipeline easements, surface easements, production in tanks, and appurtenances used or held for use or related to the aforesaid interests described in Section 1 above or operations conducted in connection therewith.

(4) All right, title, and interest of PEC in or derived from all unitization and pooling agreements concerning the properties covered and the units created thereby which accrue or are attributable to the interests described in Section 1 above.

(5) Without limitation by the foregoing, all of PEC's right, title, and interest in and to oil, gas, and mineral interests and oil, gas, and mineral leasehold interests and overriding royalty interests in the lands described or referred to in Section 1 above or to which such interests relate.

(6) Without limitation, all of PEC interest in and to the wells described in Section1 above.

Schedule B
ASSUMED LIABILITIES

All liabilities and obligations arising under or relating to the Purchased Assets, other than those expressly retained by PEC in this Agreeemnt.